FLIR Systems Announces Fourth Quarter and Full Year 2013 Financial Results

Record Annual Cash Flow From Operations; Announces 11% Increase in Dividend

WILSONVILLE, OR -- (Marketwired - February 07, 2014) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the fourth quarter ended December 31, 2013. Revenue was $400.3 million, up 4% compared to fourth quarter 2012 revenue of $386.4 million. Operating income in the fourth quarter was $37.8 million, compared to $100.1 million in the fourth quarter of 2012, and was impacted by $31 million in pretax charges related to previously announced restructuring initiatives and the settlement of executive retirement benefits. Fourth quarter 2013 net income was $28.7 million, or $0.20 per diluted share, compared with net income of $77.3 million, or $0.52 per diluted share in the fourth quarter a year ago. The net after tax impact of the restructuring and retirement benefits charges in the fourth quarter was approximately $21 million, or $0.15 per diluted share.

Cash provided by operations in the fourth quarter was $105.2 million, a decrease of 7% compared to the fourth quarter of 2012. During the quarter, FLIR repurchased one million shares of its common stock at an average price of $28.95 per share.

Revenue from FLIR's Commercial Systems division increased 15% from the fourth quarter of 2012, to $244.6 million. Within the Commercial Systems division, revenue from the Thermal Vision and Measurement segment was $208.5 million, an increase of 16% from the fourth quarter results last year. The Raymarine segment contributed $36.1 million of revenue during the fourth quarter, up 10% from the prior year.

Revenue from FLIR's Government Systems division decreased 10% from the fourth quarter of 2012, to $155.7 million. Within the Government Systems division, revenue from the Surveillance segment was $124.7 million, a decrease of 9% from the fourth quarter of 2012. Revenue from the Detection segment was $13.2 million, an increase of 3% compared to the fourth quarter of 2012, and the Integrated Systems segment contributed $17.9 million of revenue during the fourth quarter, compared with revenue of $24.4 million in the prior year.

For the full year, revenue was $1,496.4 million, up 6% compared to $1,405.4 million for the year ended December 31, 2012. Operating income for 2013 was $240.7 million compared to $303.3 million in 2012. Net income for 2013 was $177 million, or $1.22 per diluted share, compared with 2012 net income of $222.4 million, or $1.45 per diluted share. Cash provided by operations reached a record high $355 million during the year, growing 24% over 2012.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $490 million as of December 31, 2013, a decrease of $33 million during the quarter. Backlog in the Government Systems division was $294 million, decreasing $41 million during the quarter. Backlog in the Commercial Systems division was $196 million, up $8 million during the quarter.

"The new products and core technologies we've recently introduced coupled with the organizational changes we launched in the fourth quarter of 2013 paves the way for FLIR's entrance into several new high volume markets," said Andy Teich, President and CEO of FLIR. "Our financial results were impacted by slowed activity from domestic defense customers and our planned spending and restructuring charges; however, we recorded a record level of cash flow in 2013. Our recent realigning of our operations will create a streamlined organizational structure that focuses on our customers, leverages our vertical integration, employs our CDMQ model for government markets, and furthers our ability to deliver on our goal of 'infrared everywhere.'"

Revenue and Earnings Outlook for 2014
FLIR also announced today that it currently expects revenue in 2014 to be in the range of $1.45 billion to $1.55 billion and net earnings excluding restructuring charges associated with the business realignment to be in the range of $1.40 to $1.50 per diluted share.

Dividend Increase and Declaration
FLIR's Board of Directors has approved a quarterly cash dividend of $0.10 per share on FLIR common stock, an increase of 11% over the previous paid quarterly dividend of $0.09 per share. The Board of Directors has declared the dividend payable March 7, 2014, to shareholders of record as of close of business on February 19, 2014.

Conference Call
FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter and the year. A simultaneous webcast of the conference call may be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same Internet address. Summary fourth quarter and historical financial data can be accessed online soon after the release of the fourth quarter results from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2014" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

(Tables Below)

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                                 Three Months Ended    Twelve Months Ended
                                    December 31,          December 31,
                                 ------------------  ----------------------
                                   2013      2012       2013        2012
                                 --------  --------  ----------  ----------

Revenue                          $400,319  $386,385  $1,496,372  $1,405,358
Cost of goods sold                210,228   181,010     759,362     670,174
                                 --------  --------  ----------  ----------
    Gross profit                  190,091   205,375     737,010     735,184

Operating expenses:
  Research and development         38,425    33,704     147,696     137,354
  Selling, general and
   administrative                  88,033    70,482     322,739     292,500
  Restructuring expenses           25,832     1,113      25,832       2,000
                                 --------  --------  ----------  ----------
    Total operating expenses      152,290   105,299     496,267     431,854

    Earnings from operations       37,801   100,076     240,743     303,330

Interest expense                    3,731     2,729      14,091      11,659
Interest income                      (337)     (509)     (1,058)     (1,582)
Other (income) expense, net          (741)      151      (1,276)      1,341
                                 --------  --------  ----------  ----------

    Earnings from continuing
     operations before income
     taxes                         35,148    97,705     228,986     291,912
Income tax provision                6,413    19,528      51,971      66,556
                                 --------  --------  ----------  ----------
    Earnings from continuing
     operations                    28,735    78,177     177,015     225,356
Loss from discontinued
 operations, net of tax                 -      (916)          -      (2,958)
                                 --------  --------  ----------  ----------
    Net earnings                 $ 28,735  $ 77,261  $  177,015  $  222,398
                                 ========  ========  ==========  ==========

Basic earnings per share:
  Earnings from continuing
   operations                    $   0.20  $   0.53  $     1.24  $     1.49
  Discontinued operations               -     (0.01)          -       (0.02)
                                 --------  --------  ----------  ----------
    Basic earnings per share     $   0.20  $   0.52  $     1.24  $     1.47
                                 ========  ========  ==========  ==========

Diluted earnings per share:
  Earnings from continuing
   operations                    $   0.20  $   0.52  $     1.22  $     1.47
  Discontinued operations               -     (0.01)          -       (0.02)
                                 --------  --------  ----------  ----------
    Diluted earnings per share   $   0.20  $   0.52  $     1.22  $     1.45
                                 ========  ========  ==========  ==========

Weighted average shares
 outstanding:
  Basic                           141,250   148,103     142,446     151,634
                                 ========  ========  ==========  ==========
  Diluted                         143,441   149,419     144,595     153,595
                                 ========  ========  ==========  ==========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                   December 31, December 31,
                                                       2013         2012
                                                   ------------ ------------
ASSETS

Current assets:
  Cash and cash equivalents                        $    542,476 $    321,739
  Accounts receivable, net                              286,573      335,163
  Inventories                                           344,719      379,080
  Prepaid expenses and other current assets              97,574       98,304
  Deferred income taxes, net                             35,456       30,960
                                                   ------------ ------------
    Total current assets                              1,306,798    1,165,246

Property and equipment, net                             234,041      211,615
Deferred income taxes, net                               20,663       32,223
Goodwill                                                575,701      564,306
Intangible assets, net                                  154,195      175,823
Other assets                                             51,808       41,442
                                                   ------------ ------------
                                                   $  2,343,206 $  2,190,655
                                                   ============ ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $     85,730 $     94,156
  Deferred revenue                                       28,844       29,465
  Accrued payroll and related liabilities                62,069       41,506
  Accrued expenses                                       39,316       32,772
  Other current liabilities                              44,893       31,725
  Accrued income taxes                                      663       11,943
  Current portion long-term debt                         15,000            -
                                                   ------------ ------------
    Total current liabilities                           276,515      241,567

Long-term debt                                          372,528      248,319
Deferred income taxes                                    12,101       19,071
Accrued income taxes                                     19,996       22,812
Pension and other long-term liabilities                  48,686       58,985

Commitments and contingencies

Shareholders' equity                                  1,613,380    1,599,901
                                                   ------------ ------------
                                                   $  2,343,206 $  2,190,655
                                                   ============ ============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                  Three Months Ended    Twelve Months Ended
                                     December 31,          December 31,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Cash flows from operating
 activities:
  Net earnings                   $  28,735  $  77,261  $ 177,015  $ 222,398
  Income items not affecting
   cash:
    Depreciation and
     amortization                   17,818     14,857     62,796     59,715
    Deferred income taxes             (950)    (9,819)      (988)    (9,220)
    Stock-based compensation
     arrangements                    7,150      6,252     27,823     26,250
  Other non-cash items               3,080      3,953      4,564      2,088
  Changes in operating assets
   and liabilities, net of
   acquisitions                     49,341     20,370     83,755    (15,686)
                                 ---------  ---------  ---------  ---------
Cash provided by operating
 activities                        105,174    112,874    354,965    285,545
                                 ---------  ---------  ---------  ---------

Cash flows from investing
 activities:
  Additions to property and
   equipment, net                  (15,065)   (18,901)   (52,061)   (58,089)
  Business acquisitions, net of
   cash acquired                         -   (105,909)   (20,073)  (105,909)
  Other investments                      -         (2)         -     (3,002)
                                 ---------  ---------  ---------  ---------
Cash used by investing
 activities                        (15,065)  (124,812)   (72,134)  (167,000)
                                 ---------  ---------  ---------  ---------

Cash flows from financing
 activities:
  Proceeds from long term debt           -          -    150,000          -
  Repayments of long term debt      (3,750)         -    (11,250)         -
  Repurchase of common stock       (29,028)   (85,185)  (162,078)  (214,195)
  Dividends paid                   (12,709)   (10,428)   (51,404)   (42,450)
  Proceeds from shares issued
   pursuant to stock-based
   compensation plans                2,698      4,080      8,650     11,198
  Excess tax benefit of stock
   options exercised                   141         53      1,069      1,284
  Other financing activities           172        (28)    (1,100)      (166)
                                 ---------  ---------  ---------  ---------
Cash provided (used) by
 financing activities              (42,476)   (91,508)   (66,113)  (244,329)
                                 ---------  ---------  ---------  ---------

Effect of exchange rate changes
 on cash                             2,644        696      4,019      6,677
                                 ---------  ---------  ---------  ---------

Net increase (decrease) in cash
 and cash equivalents               50,277   (102,750)   220,737   (119,107)
Cash and cash equivalents,
 beginning of period               492,199    424,489    321,739    440,846
                                 ---------  ---------  ---------  ---------
Cash and cash equivalents, end
 of period                       $ 542,476  $ 321,739  $ 542,476  $ 321,739
                                 =========  =========  =========  =========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                                Three Months Ended     Twelve Months Ended
                                   December 31,           December 31,
                               --------------------  ----------------------
                                  2013       2012       2013        2012
                               ---------  ---------  ----------  ----------
REVENUE - EXTERNAL CUSTOMERS
Thermal Vision and Measurement $ 208,486  $ 180,097  $  727,938  $  628,019
Raymarine                         36,113     32,740     163,200     158,183
Surveillance                     124,665    136,351     456,490     486,355
Detection                         13,175     12,844      53,191      63,312
Integrated Systems                17,880     24,353      95,553      69,489
                               ---------  ---------  ----------  ----------
                               $ 400,319  $ 386,385  $1,496,372  $1,405,358
                               =========  =========  ==========  ==========

EARNINGS (LOSS) FROM
 OPERATIONS
Thermal Vision and Measurement $  35,797  $  61,629  $  161,307  $  171,280
Raymarine                           (160)     1,230      14,184      11,173
Surveillance                      25,199     45,253     126,034     160,219
Detection                         (3,449)       289        (184)      1,089
Integrated Systems                (2,019)     3,901      (1,907)      5,168
Other                            (17,567)   (12,226)    (58,691)    (45,599)
                               ---------  ---------  ----------  ----------
                               $  37,801  $ 100,076  $  240,743     303,330
                               =========  =========  ==========  ==========

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com